News Release
Contact:
James M. Sullivan
Executive Vice President and
Chief Financial Officer
+1 414-319-8509

JOY GLOBAL COMPLETES LEADERSHIP TRANSITION

Milwaukee, WI – December 18, 2013 – Joy Global Inc. (NYSE: JOY), a worldwide leader in high productivity mining solutions, announced today that Edward (Ted) L. Doheny, II, has been elected President and Chief Executive Officer of the Company in accordance with the Company’s previously announced executive succession process. The Company’s former President and Chief Executive Officer, Michael W. Sutherlin, today resigned from those positions and from the Board of Directors in preparation for his expected retirement on February 1, 2014.

Mr. Doheny was previously elected to the Company’s Board of Directors on December 3, 2013. Prior to Mr. Doheny’s appointment as President and Chief Executive Officer, he served as Executive Vice President of the Company and as President and Chief Operating Officer of the Underground Equipment division since 2006.

Today the Company also announced that Randal W. Baker has been elected to the new position of Chief Operating Officer of the Company. In this role, Mr. Baker will oversee both the Surface Mining Equipment and the Underground Mining Equipment divisions. Mr. Baker previously served as President and Chief Operating Officer of the Surface Mining division since 2009.

Board chairman John Nils Hanson commented, “I am pleased to announce the Board of Directors has elected Ted Doheny as President and Chief Executive Officer. Ted is committed to building the future direction of Joy Global around the key strategies that have made Joy Global a leading performer in the industry, including product leadership, direct service and enhanced customer partnerships.” Mr. Hanson continued, “I also am pleased to announce the Board of Directors has elected Randy Baker as Chief Operating Officer of the Company. Randy will lead the implementation of our strategy across all our product lines and regions.”

Mr. Hanson further stated, “I would like to express the Board’s great appreciation for Mike Sutherlin’s leadership of Joy Global since he joined the Company in 2003, and particularly since his appointment as Chief Executive Officer in 2007. Mike led our business through significant periods of growth and profitability. Mike’s leadership also attracted, retained and developed strong senior executives such as Ted and Randy, whose industry knowledge and track record gave the Board great comfort in planning for an orderly leadership transition process.”

100 E. Wisconsin Ave., Suite 2780 Milwaukee, WI 53202 Φ PO Box 554 Milwaukee, WI 53201-0554 Φ 414/319/8506

About Joy Global Inc.

Joy Global Inc. is a worldwide leader in mining equipment and services for surface and underground mining.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “indicate,” “intend,” “may be,” “objective,” “plan,” “potential” “predict,” “should,” “will be,” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements in this press release are based on our current expectations and are made only as of the date of this press release.  We undertake no obligation to update forward-looking statements to reflect new information.  We cannot assure you the projected results or events will be achieved.  Because forward-looking statements involve risks and uncertainties, they are subject to change at any time.  Such risks and uncertainties, many of which are beyond our control, include, but are not limited to: (i) risks of international operations, including currency fluctuations, (ii) risks associated with acquisitions, (iii) risks associated with indebtedness, (iv) risks associated with the cyclical nature of our business, (v) risks associated with the international and U.S. coal and copper commodity markets, (vi) risks associated with access to major purchased items, such as steel, castings, forgings and bearings, and (vii) risks associated with labor markets and other risks, uncertainties and cautionary factors set forth in our public filings with the Securities and Exchange Commission.

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100 E. Wisconsin Ave., Suite 2780 Milwaukee, WI 53202 Φ PO Box 554 Milwaukee, WI 53201-0554 Φ 414/319/8506